   As filed with the Securities and Exchange Commission on December 21, 2001.
                                                  Registration No. 333-_________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                             IVAX DIAGNOSTICS, INC.
             (Exact Name of Registrant as Specified in its Charter)
                                 --------------


               Delaware                                        11-3500746
               --------                                        ----------
   (State or Other Jurisdiction of                          (I.R.S. Employer
   Incorporation or Organization)                          Identification No.)

                             2140 North Miami Avenue
                              Miami, Florida 33127
                                 (305) 324-2300
   (Address, Including Zip Code, of Registrant's Principal Executive Offices)
                                 --------------

                             IVAX Diagnostics, Inc.
                             1999 Stock Option Plan

                                 --------------
                              (Full Title of Plan)

                                 Giorgio D'Urso
                             IVAX Diagnostics, Inc.
                             2140 North Miami Avenue
                              Miami, Florida 33127
          (Name and Address, Including Zip Code, of Agent for Service)

                                 (305) 324-2300
          (Telephone Number, Including Area Code, of Agent for Service)

                                 With a copy to:
                                Rick Schatz, Esq.
                         Stearns Weaver Miller Weissler
                           Alhadeff & Sitterson, P.A.
                       150 West Flagler Street, Suite 2200
                              Miami, Florida 33130
                                 (305) 789-3200

                         Calculation of Registration Fee

========================================================================================================================
                                                                   Proposed            Proposed
                                                                    Maximum             Maximum           Amount of
            Title of Securities                 Amount to be    Offering Price         Aggregate        Registration
             to be Registered                   Registered(1)    Per Share(2)      Offering Price(2)         Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 per share par value           1,090,795          $0.73              $796,281             $200
========================================================================================================================

(1) Pursuant to Rule 416 this Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the IVAX Diagnostics, Inc. 1999 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2)      Determined in accordance with the provisions of Rule 457(h)(1).

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

    Item 3.  Incorporation of Documents by Reference

             The following documents filed by IVAX Diagnostics, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by this reference:

             (1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the Commission on March 28, 2001.

             (2) The Company's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2001, filed with the Commission on May 14, 2001.

             (3) The Company's Quarterly Report on Form 10-Q for the three-month period ended June 30, 2001, filed with the Commission on August 14, 2001.

             (4) The Company's Quarterly Report on Form 10-Q for the three-month period ended September 30, 2001, filed with the Commission on November 14, 2001.

             (5) The Company's Current Report on Form 8-K, dated March 5, 2001, filed in the Commission on March 6, 2001.

             (6) The Company's Current Report on Form 8-K, dated March 14, 2001, filed with the Commission on March 29, 2001.

             (7) The Company's Current Report on Form 8-K, dated April 2, 2001, filed with the Commission on April 9, 2001.

             (8) The description of the Company's Common Stock, $0.01 par value per share is contained in the Company's Registration Statement on Form 8-A, filed with the Commission on December 14, 1999, as amended by the Company's Registration Statement on Form 8-A/A, filed with the Commission on January 13, 2000, as amended by the Company's Registration Statement on Form 8-A/A, filed with the Commission on March 14, 2001.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

    Item 4.  Description of Securities

             Not applicable.

    Item 5.  Interests of Named Experts and Counsel

             Not applicable.

    Item 6.  Indemnification of Directors and Officers

             Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suite if such person acted in good faith and in a manner that such person reasonably believed to be in and not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses that the Court of Chancery or such other court deems proper.

         Section 145 further provides:

         . that a Delaware corporation is required to indemnify a director, officer, employee, or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding or in defense of any claim, issue, or matter therein as to which such person has been successful on the merits or otherwise;

         . that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled;

         . that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person's heirs, executors, and administrators, and

         . that a Delaware corporation may purchase and maintain insurance on behalf of its directors or officers against any such liability asserted against them as directors or officers or arising out of their status as directors or officers whether or not the corporation would have the power to indemnify them against liability under Section 145.

         A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         The Company's Certificate of Incorporation and the Company's Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by law, as now in effect or later amended.

         As permitted by Section 102 of the Delaware General Corporation Law, the Company's Certificate of Incorporation eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or
(iv) for any transaction from which such director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed herewith:

Exhibit
Number          Description
--------------------------------------------------------------------------------

5.1             Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson,
                P.A.

23.1            Consent of BDO Seidman, LLP.

23.2            Consent of Arthur Andersen LLP.

23.3 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1 above).

24.1 Power of Attorney (set forth on the signature page to this Registration Statement).

Item 9.         Undertakings

                (a)   The undersigned Company hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                               (i)   To include any prospectus required by
                                     Section 10(a)(3) of the Securities Act;

                               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                               (iii) To include any material information with
                                     respect to the plan of distribution not
                                     previously disclosed in this Registration
                                     Statement or any material change to such information in this Registration Statement;

                      provided, however, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Security Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 21st day of December, 2001.

                                              IVAX DIAGNOSTICS, INC.


                                              By:  /s/ Giorgio D'Urso
                                                 ------------------------------
                                                   Giorgio D'Urso
                                                   Chief Executive Officer and
                                                    President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Giorgio D'Urso and Mark Deutsch, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                        Date
---------                                   -----                                        ----
/s/ Giorgio D'Urso                          Chief Executive Officer,                     December 21, 2001
-----------------------------------
Giorgio D'Urso                              President, and Director
                                            (Principal Executive Officer)


/s/ Mark Deutsch                            Chief Financial Officer                      December 21, 2001
-----------------------------------
Mark Deutsch                                and Vice President - Finance
                                            (Principal Financial and
                                            Accounting Officer)


/s/ Phillip Frost, M.D.                     Director                                     December 21, 2001
-----------------------------------
Phillip Frost, M.D.


/s/ Jack Borsting, Ph.D.                    Director                                     December 21, 2001
-----------------------------------
Jack Borsting, Ph.D.


/s/ Randall K. Davis                        Director                                     December 21, 2001
-----------------------------------
Randall K. Davis


/s/ Neil Flanzraich                         Director                                     December 21, 2001
-----------------------------------
Neil Flanzraich


/s/ Jane Hsiao, Ph.D.                       Director                                     December 21, 2001
-----------------------------------
Jane Hsiao, Ph.D.


/s/ John Harley, M.D.                       Director                                     December 21, 2001
-----------------------------------
John Harley, M.D.


/s/ Jay Raubvogel                           Director                                     December 21, 2001
-----------------------------------
Jay Raubvogel

                                  EXHIBIT INDEX

Exhibit
Number          Description
-------   ----------------------------------------------------------------------

5.1             Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson,
                P.A.

23.1            Consent of BDO Seidman, LLP.

23.2            Consent of Arthur Andersen LLP.

23.3 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1 above).